Exhibit 1


                             Joint Filing Agreement


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the joint filing on behalf of each of them of a Statement on Schedule 13D, dated September 10, 1999, (including amendments thereto) with respect to the common stock, par value $.01 per share, of GP Strategies Corporation may be filed by VS&A Communications Partners, III L.P., and further agrees that this Joint Filing Agreement be included as an Exhibit to such joint filing.

          Signature                                                Date
          ---------                                                ----

VS&A COMMUNICATIONS PARTNERS, III L.P.
 By: VS&A Equities III, L.L.C, its general partner

     By: /s/ Jeffrey T. Stevenson                             September 10, 1999
        -------------------------------------
          Jeffrey T. Stevenson, President and
          Senior Managing Member

VS&A EQUITIES III, L.L.C.

     By: /s/ Jeffrey T. Stevenson                             September 10, 1999
        --------------------------------------
          Jeffrey T. Stevenson, President and
          Senior Managing Member

/s/ John J. Veronis                                           September 10, 1999
------------------------
John J. Veronis

/s/ John S. Suhler                                            September 10, 1999
------------------------
John S. Suhler

/s/ S. Gerard Benford                                         September 10, 1999
------------------------
S. Gerard Benford

/s/ Jeffrey T. Stevenson                                      September 10, 1999
------------------------
Jeffrey T. Stevenson

/s/ Martin I. Visconti                                        September 10, 1999
------------------------
Martin I. Visconti